EXHIBIT 99.1

HL:  The Healing Company [OTC: HLCO] acquires Chopra Global’s wellbeing experiences businesses, deepening partnership with wellness icon, Dr. Deepak Chopra

•	This is the second acquisition in four months for The Healing Company, who acquired leading plant-based superfoods brand Your Super, late last year

•	The Chopra Global wellbeing experiences businesses, including physical products, the meditation and wellbeing app, and licensed experiences will join The Healing Company’s community of healing brands

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With a community of 20M social followers, 6M email database, 7M web traffic, 1M app downloads, top rated 4.9 star app, and more than 90 books authored, Dr. Deepak Chopra, M.D.’s reach and impact in the integrative healing movement is unrivaled

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Landmark partnership signals new era of accelerated growth and impact for Chopra Global, advancing a culture of wellbeing at the nexus of high-growth markets including integrative healing ($100B market, 22% CAGR), Ayurveda ($7B, 15% CAGR), and meditation ($5B, 18.5% CAGR)

•	Deepak will continue in his role as Chief Scientific Advisor to The Healing Company, driving innovation and setting a rigorous scientific standard for all brands within the portfolio

NEW YORK, NY - March 7, 2023.  Today, The Healing Company [OTC: HLCO] and Dr. Deepak Chopra, M.D., are thrilled to announce The Healing Company’s acquisition of Chopra Global’s wellbeing experiences businesses, in a landmark partnership for both companies. The acquisition includes Chopra’s physical product line, the Chopra meditation & wellbeing app, and licensed experiences including The Chopra Health Retreat at CIVANA Wellness Resort & Spa and the Chopra Mind-Body Zone and Spa at the Lake Nona Performance Club. Concurrently, the organizations entered into a perpetual license agreement to include the Chopra content, community, and brand. Founded in 2022, The Healing Company is building a community of powerful healing brands through the acquisition of companies in the wellness, supplement, and nutraceutical spaces.

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One of TIME Magazine’s Top 100 most influential people, Dr. Deepak Chopra has spent a lifetime bringing integrative healing to hundreds of millions of people, authoring more than 90 books, creating educational content for his 20M social followers, leading thousands of events, and developing best-in-class healing products and experiences that have changed lives worldwide. The guiding mission of Chopra Global—personal transformation for collective wellbeing—is anchored by his vision to empower one billion people to create a more peaceful, just, sustainable, healthy, and joyful world.

With this bold vision in mind The Healing Company and Chopra Global enter into this partnership, working to usher the brand into a new era of growth. Chopra Global sits at the nexus of three high growth sectors: integrative healing ($100B market, 22% CAGR), Ayurveda ($7B, 15% CAGR), and meditation ($5B, 30% CAGR), and reached over 100 million people last year. Paired with The Healing Company’s deep expertise in S-commerce, media, storytelling, growth, and distribution, and strategy to build a community of powerful healing brands, the partnership will aim to amplify the reach and impact of Chopra’s world-class wellbeing experiences. “I am deeply inspired by The Healing Company’s vision and leadership, and am very excited to work together to launch new products and practices that meet the Chopra community—and the world’s—healing needs,” says Dr. Deepak Chopra, M.D.

This is the second acquisition in four months for The Healing Company, with leading plant-based superfoods brand Your Super joining the brand community late last year.

Dr. Deepak Chopra, MD, says: “The world's healthcare system is in crisis. The Healing Company is a perfect partner for Chopra Global, with the expertise and leadership to propel our mission of helping 1 billion people access healing so that we can collectively move in the direction of a more just, sustainable, peaceful, healthy, and joyful world.”

Simon Belsham, CEO and Co-founder of The Healing Company (ex-Jet.com and Equinox Media President) adds: “Chopra Global is placed at the intersection of explosive global markets: Ayurveda, meditation, and integrated healing, and is poised to become the leading provider in this space. The company has already reached millions through world-class healing experiences, content, and products, and we look forward to accelerating this further at The Healing Company.”

Anabel Oelmann, Director and Co-Founder of The Healing Company, says: “We are deeply inspired by Deepak’s vision to help 1 billion people access healing. As we’ve built our partnership over the last year, our conviction in mission alignment and our ability to help him achieve this aim have only grown. We could not be more excited for this next chapter in our partnership, and all we can do together to bring leading science-backed healing solutions to the world.”

ENDS

For more information please contact thehealingco@ragency.com

All press imagery and videos can be found here.

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About Deepak Chopra:

DEEPAK CHOPRA MD, FACP, FRCP founder of The Chopra Foundation, a non-profit entity for research on well-being and humanitarianism, and Chopra Global, a modern-day health company at the intersection of science and spirituality, is a world-renowned pioneer in integrative medicine and personal transformation. Chopra is a Clinical Professor of Family Medicine and Public Health at the University of California, San Diego and serves as a senior scientist with Gallup Organization. He is also an Honorary Fellow in Medicine at the Royal College of Physicians and Surgeons of Glasgow. He is the author of over 90 books translated into over forty-three languages, including numerous New York Times bestsellers. For the last thirty years, Chopra has been at the forefront of the meditation revolution and his 93rd book, Living in the Light (Harmony Books) taps into the ancient Indian practice of Royal Yoga and offers an illuminating program for self-realization, bliss, and wholeness. TIME magazine has described Dr. Chopra as “one of their top 100 most influential people.” www.deepakchopra.com

About Chopra Global:

Chopra Global is a leading integrative health company that is empowering personal transformation for millions of people globally to expand our collective wellbeing. Anchored by the life's practice and research of Dr. Deepak Chopra, M.D. a pioneer in integrative medicine, Chopra Global's signature programs have been proven to improve overall wellbeing through a focus on physical, mental and spiritual health. Chopra Global has been at the forefront of health and wellness for more than two decades with a portfolio that includes an editorial archive of more than 2,000 health articles, expansive self-care practices and meditations, mobile app, masterclasses, teacher certifications, immersive live events, and personalized retreats. By providing tools, guidance, and community, Chopra aims to advance a culture of wellbeing and make a healthy, peaceful, and joyful life accessible to all. For more information, interact with the team on Instagram, Facebook, and Twitter.

About The Healing Company:

The Healing Company Inc. was founded with a bold aim: Bring integrated healing to the world. Compelled by the global healthcare crisis and a deep belief in a different way—one which draws on conventional medicine and ancient wisdom, science and nature—the company looks to democratize access to integrated healing methods, while helping the world evolve how it thinks about health and healthcare. To do so, the company is building a community of powerful healing brands, identifying, acquiring, and helping scale the reach and impact of the world’s highest potential healing practices & products.

The Healing Company’s common stock is quoted for trading on the OTC under the symbol HLCO, and its investors and advisors include global wellbeing icon Dr. Deepak Chopra, MD, renowned investor and psychedelics entrepreneur Christian Angermayer, and Social Chain & Thirdweb founder and Dragons Den member Steven Bartlett. For more information, visit http://www.healingcompany.com.

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Sources:

Data Bridge, Global Meditation Market – Industry Trends and Forecast to 2029

Research and Markets, Complementary and Alternative Medicine Market: Global Industry Trends, Share, Size, Growth, Opportunity and Forecast 2022-2027

Market Research Future, Ayurveda Market Information by Application, Disease Pattern, Source, Form, End-Users, Distribution, and Region - Forecast till 2030

Chopra Global and Deepak Chopra data collected from Google Analytics, Facebook, Instagram, YouTube, TikTok, Twitter, App Store, and proprietary CRM

Forward-looking statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financial requirements, business strategy, products and services, potential future financings, acquisition and scaling of future brands and or project and its anticipated financing plans, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company' s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements; foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes costs of goods; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which The Healing Company operates. There can be no assurance that The Healing Company will achieve the above stated brand acquisitions and scaling of those brands or the closing of any required financing. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by The Healing Company from time to time with the Securities and Exchange Commission.

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